UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event): March 8, 2012

Commission File No. 001-33399

COMVERGE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300

Norcross, Georgia 30092

(Address of Principal Executive offices) (Zip Code)

Registrant’s telephone number, including area code: (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Amendment No. 1 (“Amendment”) on Form 8-K/A amends the current report on Form 8-K of Comverge, Inc. (the “Company”), as filed with the Securities and Exchange Commission (the “Commission”) on March 14, 2012 (“Form 8-K”).

This Amendment is being filed to correct and append the description of incentive compensation awarded to the Company’s executive officers to reflect the decision of the Board to exercise its discretion to not pay any cash incentive awards under the Company’s 2011 incentive compensation program in 2012 and to approve instead 2012 retention awards. This Amendment restates and replaces the Form 8-K in its entirety.

Annual Incentive Awards for Fiscal Year Ended December 31, 2011

On March 8, 2012, the Compensation Committee with the agreement of the entire Board of Directors, approved annual equity incentive awards with respect to the Company’s fiscal year ended December 31, 2011. The recipients of these annual incentive awards included the executive officers set forth below for the Company’s fiscal year ended December 31, 2011.

The elements of the Company’s 2011 annual incentive plan were primarily structured to reward our executive officers for achieving certain financial and business objectives, consisting of the following metrics: (i) revenue, (ii) net increase in megawatts, and (iii) net income. The 2011 incentive plan consisted of two components: a cash incentive award and a long-term incentive equity award. Incentive targets were established as a percentage of the participant’s base salary and provide a range of potential payments based on business performance, accomplishment of divisional or departmental goals and job performance and demonstrating the Company’s behaviors and values. Business performance was measured on overall Company results with 50% based on revenue, 30% based on net increase in megawatts, and 20% on net income. Each of the three business metrics may be satisfied independently of the others. Threshold performance must be reached for any individual business metric to reach a payout level. Once threshold is reached, performance results between threshold, target and maximum levels will be interpolated for payout purposes. Divisional or departmental goals are quantitative and qualitative goals assigned to participants in support of overall Company objectives. The metric based on the Company’s behaviors and values outline how participants must act and interact as a team to ensure success. Examples may include operational excellence, customer intimacy, innovation, respect, transparency and open communication.

The following table summarizes, for each named executive officer, the threshold, target and maximum incentive award potential as previously established for his 2011 long-term annual incentive plan.

Named Executive Officer		Long-term Incentive as a % of Base Salary
	Base Salary	Threshold	Target	Maximum
R. Blake Young	$480,000	225%	300%	375%
David Mathieson	$325,000	113%	150%	188%
Steven Moffitt	$350,000	113%	150%	188%
Matthew H. Smith	$225,000	113%	150%	188%
Arthur Vos IV	$240,000	125%	175%	225%

These metrics and the associated performance levels that were established represented the factors that the Compensation Committee deemed most important and which, if achieved, would likely result in an increase in stockholder value. The specific performance levels were determined with reference to the Company’s 2011 budget, which was used to manage the Company’s day-to-day business and the levels were determined by the Company’s Board of Directors to represent an aggressive level of growth and financial performance for the Company in 2011. In turn, the target levels were designed to be obtainable with stretch performance. The following table summarizes, for each named executive officer, the business performance percentage weighting of incentive award potential assigned to each incentive metric for his 2011 incentive plan.

Named Executive Officer	Revenue (1)	Net Increase in New MW (2)	Net Income (3)	Total
R. Blake Young	50%	30%	20%	100%
David Mathieson	50%	30%	20%	100%
Steven Moffitt	50%	30%	20%	100%
Matthew H. Smith	50%	30%	20%	100%
Arthur Vos IV	50%	30%	20%	100%

After reviewing the Company’s financial performance for fiscal 2011 and evaluating the long-term incentive targets previously established for the Company’s executive management under the 2011 annual incentive plan by the Compensation Committee, the Compensation Committee with the agreement of the entire Board, approved annual equity incentive awards for the Company’s fiscal year ended December 31, 2011, to various executives, including the executive officers listed below in the amounts set forth below opposite such individual’s name. However, the Compensation Committee with the agreement of the entire Board, exercised its discretion and did not award any cash incentives under the 2011 incentive compensation program, only awarding equity incentive awards in the form of grants of restricted stock. In approving the long-term incentive awards, the Compensation Committee and the Board considered the fact that for fiscal 2011, the Company’s executive management executed on the Company’s business plan and strategic initiatives and met their threshold objectives on two out of three goals.

The equity awards represented in the table below are formulaic in nature. Such formulas and 2011 Performance Metrics were approved by the Compensation Committee with the agreement of the entire Board on March 8, 2012. In addition, due to a declining stock price, the Committee applied reductions to the executives’ long-term incentive targets ranging from 0% to 65%. Further, the Committee used the closing price on March 3, 2011 of $5.55 (the date on which the 2011 annual and long-term incentive plans were approved by the Committee) for determining the number of restricted shares to grant, which had the effect of reducing the overall number of restricted shares awarded to the executives rather using the share price on date of grant as was previously disclosed in the terms of the 2011 annual incentive plan. The new long-term incentive targets were recommended by the Company’s external compensation consultant and were designed to bring the long-term incentive targets for executives in line with the market, as well as the Company’s stated compensation philosophy. The Compensation Committee also utilized the new target levels to calculate the 2011 equity awards.

Named Executive Officer		Long-term Incentive as a % of Base Salary
	Base Salary	Old Target	New Target
R. Blake Young	$480,000	300%	300%
David Mathieson	$325,000	150%	120%
Steven Moffitt	$350,000	150%	120%
Matthew H. Smith	$225,000	150%	120%
Arthur Vos IV	$240,000	175%	120%

Based on the new targets, the long-term incentive awards consisted solely of payments of grants of restricted stock as follows with respect to the Company’s named executive officers:

Executive Officers	Position	Restricted Stock Award ( Shares ) *
R. Blake Young	President and Chief Executive Officer	180,000
David Mathieson	Executive Vice President and Chief Financial Officer	48,000
Steve Moffitt	Executive Vice President and Chief Operating Officer	54,000
Matthew H. Smith	Senior Vice President and General Counsel	21,000
Arthur Vos IV	Senior Vice President Utility Sales & Chief Technology Officer	49,000

*	Each of the shares of restricted stock is initially subject to a repurchase right in favor of the Company. With continued service to the Company, all of the shares of restricted stock set forth above shall vest, and the repurchase right shall lapse with respect to such shares, on March 8, 2015.

2012 Retention Award Program

Also on March 8, 2012, the Compensation Committee the agreement of the entire Board of Directors, approved a 2012 retention award program to retain executives and certain other employees of the Company. Awards under this 2012 retention award program will be paid quarterly over the course of 2012 and includes customary acceleration and change-in-control provisions. Awards under this 2012 retention award program to the Company’s named executive officers consisted of the following cash amounts:

Executive Officers	Position	2012 Retention Award*
R. Blake Young	President and Chief Executive Officer	$242,000
David Mathieson	Executive Vice President and Chief Financial Officer	$60,700
Steve Moffitt	Executive Vice President and Chief Operating Officer	$119,500
Matthew H. Smith	Senior Vice President and General Counsel	$64,600
Arthur Vos IV**	Senior Vice President Utility Sales & Chief Technology Officer	$230,000

*	To be paid in four equal quarterly awards in 2012.
**	On April 7, 2012, the Company was notified of the resignation of Mr. Vos. Pursuant to the terms of the Retention Award Program, Mr. Vos received payment for the first quarter of 2012, but will not be eligible to receive additional amounts under this program.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By:	/s/ R. Blake Young
Name:	R. Blake Young
Title:	President and Chief Executive Officer
Dated:	April 11, 2012